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Exhibit 23


                        Independent Accountants' Consent


The Board of Directors
Yardville National Bancorp:


We consent to the incorporation by reference in Registration Statement No. 333-100217 on Form S-8 of Yardville National Bancorp of our report dated June 13, 2003, relating to the financial statements of the Yardville National Bank Employees' Retirement Savings Plan as of December 31, 2002 and 2001, and for the years then ended, which report appears in the Annual Report on Form 11-K of the Yardville National Bank Employees' Retirement Savings Plan.






KPMG LLP
Short Hills, New Jersey
June 27, 2003